Exhibit 99.1

Mannatech Reports Second Quarter Results
Q2 Sales Improve vs. Q1

(COPPELL, Texas) August 3, 2011 – Mannatech, Incorporated (NASDAQ: MTEX) today reported for the quarter ended June 30, 2011 net sales of $51.4 million, and a net loss of $5.2 million, or $0.20 per diluted share compared to the 2010 loss of $0.14 per share.  Quarterly sales declined $6.2 million or 10.8%, compared to the second quarter of 2010.  The net loss increased by $1.4 million for the quarter largely due to lower results from Australasia, the reserve taken for severances due to job eliminations, and costs associated with Mexico which launched operations in late January 2011.

Sales in the second quarter increased by $0.5 million compared to the first quarter of 2011.  This increase marked the first period to show improvement in several years.  The overall increase compared to the first quarter of 2011 reflected higher international results which increased 5.3%, while the domestic sales decline was limited to 3.0% compared to the first quarter.  The international gain was due to sales and recruiting in the Republic of Korea along with favorable currency translations compared to the first quarter.

Sales were $102.3 million for the first six months of 2011, below 2010 by $16.0 million, or 13.5%.  The net loss of $10.0 million exceeded last year by $3.4 million, and the net loss of $0.38 per diluted share was greater than the prior year by $0.13 per diluted share.

New independent Associates and Members totaled 20,048 in the second quarter of 2011, compared to 22,775 in the second quarter of 2010, a decrease of 12.0%.  Total independent Associate and Member count based on a 12-month trailing period was approximately 385,000 as of June 30, 2011 as compared to 450,000 as of June 30, 2010.

Conference Call
Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, August 4, 2011 at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time.  Investors may listen to the call by accessing Mannatech’s website at http://ir.mannatech.com.  For those unable to listen to the live broadcast, a replay will be available shortly after the call.  The toll-free replay number is 855-859-2056 (International: 404-537-3406); the Conference ID to access the call is 83385265.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech's proprietary products are available through independent sales Associates around the globe including the United States, Canada, Australia, Austria, the Czech Republic, Denmark, Estonia, Finland, Germany, Japan, Mexico, the Netherlands, New Zealand, Norway, the Republic of Ireland, the Republic of Korea, Singapore, South Africa, Sweden, Taiwan, and the United Kingdom. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Tatiana Morosyuk
Executive Director, Financial Reporting
972-471-6512
ir@mannatech.com
www.mannatech.com

Net Sales in Dollars and as a Percentage of Consolidated Net Sales – (Unaudited)

	Three months ended June 30,(1)				Six months ended June 30,(1)
Country	2011		2010		2011		2010
	(in millions, except percentages)
United States	$21.3	41.4%	$26.0	45.1%	$43.7	42.7%	$53.8	45.5%
Japan	7.7	15.0%	8.2	14.2%	15.2	14.9%	16.9	14.3%
Republic of Korea	6.2	12.1%	5.7	9.9%	11.4	11.1%	11.1	9.4%
Australia	4.5	8.8%	4.8	8.3%	9.0	8.8%	10.1	8.5%
Canada	4.3	8.3%	5.0	8.7%	8.2	8.0%	9.4	7.9%
South Africa	2.2	4.3%	2.9	5.0%	4.3	4.2%	6.1	5.2%
Taiwan	1.0	1.9%	1.4	2.4%	2.3	2.2%	3.6	3.0%
Singapore	0.8	1.6%	0.4	0.7%	1.4	1.4%	1.0	0.8%
New Zealand	0.7	1.3%	0.9	1.7%	1.2	1.2%	1.8	1.5%
Mexico(2)	0.6	1.2%	—	—	1.3	1.3%	—	—
Germany	0.5	1.0%	0.6	1.0%	1.0	1.0%	1.2	1.0%
United Kingdom	0.5	0.9%	0.6	1.0%	0.8	0.8%	1.2	1.0%
Norway	0.4	0.8%	0.4	0.7%	0.9	0.9%	0.7	0.6%
The Netherlands	0.3	0.6%	0.2	0.4%	0.6	0.6%	0.3	0.3%
Austria	0.2	0.4%	0.3	0.5%	0.5	0.4%	0.6	0.5%
Denmark	0.1	0.2%	0.1	0.2%	0.2	0.2%	0.3	0.3%
Sweden	0.1	0.2%	0.1	0.2%	0.3	0.3%	0.2	0.2%
Totals	$51.4	100%	$57.6	100%	$102.3	100%	$118.3	100%
________________________

(1) The Company began operations in the Czech Republic, Estonia, Finland, and the Republic of Ireland in June 2011. Their combined consolidated sales for the three and six months ended June 30, 2011 were less than $0.1 million.

(2) The Company began operations in Mexico in January 2011.

The number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended June 30, 2011 and 2010 were as follows:

	2011		2010
New	84,000	21.9%	108,000	24.0%
Continuing	301,000	78.1%	342,000	76.0%
Total	385,000	100%	450,000	100%

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net sales	$51,362	$57,606	$102,262	$118,271
Cost of sales	7,543	8,091	14,757	16,716
Commissions and incentives	22,896	24,509	44,603	51,508
	30,439	32,600	59,360	68,224
Gross profit	20,923	25,006	42,902	50,047

Operating expenses:
Selling and administrative	14,811	15,297	30,829	31,768
Depreciation and amortization	2,687	3,002	5,488	5,919
Other operating costs	7,746	8,836	15,812	17,381
Total operating expenses	25,244	27,135	52,129	55,068

Loss from operations	(4,321)	(2,129)	(9,227)	(5,021)
Interest income (expense)	21	10	1	(19)
Other income (expense), net	196	(715)	463	(575)
Loss before income taxes	(4,104)	(2,834)	(8,763)	(5,615)

(Provision) benefit for income taxes	(1,146)	(981)	(1,265)	(981)
Net loss	$(5,250)	$(3,815)	$(10,028)	$(6,596)

Net loss per share:
Basic	$(0.20)	$(0.14)	$(0.38)	$(0.25)
Diluted	$(0.20)	$(0.14)	$(0.38)	$(0.25)

Weighted-average common shares outstanding:
Basic	26,490	26,490	26,490	26,486
Diluted	26,490	26,490	26,490	26,486

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2011	December 31, 2010
ASSETS	(unaudited)
Cash and cash equivalents	$17,321	$21,584
Restricted cash	1,274	1,265
Accounts receivable, net of allowance of $20 and $21 in 2011 and 2010, respectively	129	416
Income tax receivable	893	917
Inventories, net	18,778	24,070
Prepaid expenses and other current assets	5,022	4,356
Deferred tax assets	2,993	2,607
Total current assets	46,410	55,215
Property and equipment, net	14,196	18,449
Construction in progress	46	524
Long-term restricted cash	3,621	3,532
Other assets	2,960	3,054
Long-term deferred tax assets	250	649
Total assets	$67,483	$81,423

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$1,196	$1,328
Accounts payable	5,037	5,534
Accrued expenses	9,516	10,318
Commissions and incentives payable	7,961	9,166
Taxes payable	2,005	3,721
Current deferred tax liability	159	243
Deferred revenue	1,922	1,930
Total current liabilities	27,796	32,240
Capital leases, excluding current portion	980	1,204
Long-term deferred tax liabilities	1,550	1,903
Other long-term liabilities	5,862	4,996
Total liabilities	36,188	40,343

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,697,560 shares issued and 26,490,466 shares outstanding as of June 30, 2011 and December 31, 2010	3	3
Additional paid-in capital	42,251	42,049
Retained earnings	5,099	15,127
Accumulated other comprehensive loss	(1,267)	(1,308)
Less treasury stock, at cost, 1,207,094 shares in 2011 and 2010	(14,791)	(14,791)
Total shareholders’ equity	31,295	41,080
Total liabilities and shareholders’ equity	$67,483	$81,423